                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                   FORM 8-K

                            CURRENT REPORT PURSUANT

                        TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 15, 1998.
                                                          ------------

                         MILLENNIUM CHEMICALS INC.
                        ------------------------------
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                                   --------
                (State or Other Jurisdiction of Incorporation)

             1-12091                                    22-3436215
     (Commission File Number)              (I.R.S. Employer Identification No.)


       230 HALF MILE ROAD, RED BANK, NEW JERSEY                    07701
       --------------------------------------------------------------------
           (Address of principal executive offices)              (Zip Code)

                                (732) 933-5000
                                --------------
             (Registrant's telephone number, including area code)

                99 WOOD AVENUE SOUTH, ISELIN, NEW JERSEY 08830
                                --------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

     On May 15, 1998, Millennium Chemicals Inc. ("Millennium") issued a press release (Exhibit 99.1 hereto) detailing the expansion of Equistar Chemicals, LP (the "Partnership"). Lyondell Petrochemical Company ("Lyondell"), Millennium and Occidental Petroleum Corporation ("Occidental") completed an expansion of the Partnership, with the addition of certain Occidental assets. These assets include the ethylene, propylene and ethylene oxide ("EO") and derivatives businesses and certain pipeline assets held by Oxy Petrochemicals Inc. ("Oxy Petrochemicals"), a 50% interest in a joint venture between PDG Chemical Inc. ("PDG Chemical") and E. I. du Pont de Nemours and Company, and a lease to the Partnership of the Lake Charles, Louisiana olefins plant and related pipelines held by Occidental Chemical Corporation ("Occidental Chemical") ("collectively, the "Occidental Contributed Business"). Occidental Chemical, Oxy Petrochemicals and PDG Chemical are all wholly owned, indirect subsidiaries of Occidental. The Occidental Contributed Business included olefins plants at Corpus Christi and Chocolate Bayou, Texas; EO/ethylene glycol ("EG") and EG derivatives businesses located at Bayport, Texas, Occidental's 50% ownership of PD Glycol, which operates EO/EG plants at Beaumont, Texas, 950 miles of owned and leased ethylene/propylene pipelines and the lease to the Partnership of the Lake Charles, Louisiana olefins plant and related pipelines.

     With the completion of the transaction, Lyondell holds, through its subsidiaries, an aggregate 41% ownership interest in the Partnership; each of Millennium and Occidental holds an aggregate 29.5% ownership interest through their respective subsidiaries. The Partnership was formed December 1, 1997 and was initially comprised primarily of the olefins and polymers businesses of Lyondell and Millennium. In a series of transactions effective May 15, 1998, including asset contributions and assignments, a merger and the lease of certain assets to the Partnership, the Occidental Contributed Business was transferred to the Partnership. In exchange for the Occidental Contributed Business, two subsidiaries of Occidental were admitted as limited partners and a third subsidiary was admitted as a general partner in the Partnership for an aggregate partnership interest of 29.5%. In addition, the Partnership assumed approximately $205 million of Occidental indebtedness and the Partnership issued a promissory note to an Occidental subsidiary in the amount of $419.7 million. In connection with the contribution of the Occidental Contributed Business and the reduction of Millennium's and Lyondell's ownership interests in the Partnership, the Partnership also issued a promissory note to the Millennium subsidiary that is a limited partner in the Partnership in the amount of $75 million. The consideration paid for the Occidental Contributed Business was determined based upon arms-length negotiations between Lyondell, Millennium and Occidental. In connection with the transaction, the Partnership and Occidental also entered into a long-term agreement for the Partnership to supply the ethylene requirements for Occidental Chemical's U.S. manufacturing plants.


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

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

     Exhibit    Document
     -------    --------

       10.1 Master Transaction Agreement dated May 15, 1998 among the Partnership, Lyondell, Millennium and Occidental.

       10.2 Amended and Restated Limited Partnership Agreement of the Partnership dated May 15, 1998.

       10.3 Amended and Restated Parent Agreement dated May 15, 1998 among Occidental Chemical, Oxy CH Corporation, Occidental, Lyondell, Millennium and the Partnership.

       10.4 Agreement and Plan of Merger and Asset Contribution dated May 15, 1998 among Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner 2, Inc., Oxy Petrochemicals, PDG Chemical and the Partnership.

       99.1     Press Release dated May 15, 1998.


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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MILLENNIUM CHEMICALS INC.



                                           BY:  /s/ C. WILLIAM CARMEAN
                                              ----------------------------
                                              C. William Carmean
                                              Vice President - Legal


Dated: May 29, 1998

                                 EXHIBIT INDEX


     Exhibit    Document
     -------    --------

       10.1 Master Transaction Agreement dated May 15, 1998 among the Partnership, Lyondell, Millennium and Occidental.

       10.2 Amended and Restated Limited Partnership Agreement of the Partnership dated May 15, 1998.

       10.3 Amended and Restated Parent Agreement dated May 15, 1998 among Occidental Chemical, Oxy CH Corporation, Occidental, Lyondell, Millennium and the Partnership.

       10.4 Agreement and Plan of Merger and Asset Contribution dated May 15, 1998 among Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner 2, Inc., Oxy Petrochemicals, PDG Chemical and the Partnership.

       99.1     Press Release dated May 15, 1998.


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